Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” in the Statement of Additional Information included in this Post-Effective Amendment No. 27 to the Registration Statement Form N-6 (No. 333-69508) of the Kansas City Life Variable Life Separate Account and related Prospectus of Century II Heritage Survivorship Variable Universal Life, filed with the Securities and Exchange Commission.
We also consent to the use of our reports (1) dated March 9, 2026, with respect to the consolidated financial statements of Kansas City Life Insurance Company and subsidiaries and (2) dated April 28, 2026, with respect to the financial statements of the subaccounts of the Kansas City Life Variable Life Separate Account, each for the year ended December 31, 2025, both incorporated into the Statement of Additional Information by reference to Form N-VPFS (No. 811-09080) of Kansas City Life Variable Life Separate Account filed with the Securities and Exchange Commission on April 28, 2026.

/s/ Forvis Mazars, LLP
Kansas City, Missouri
April 30, 2026